Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 29, 2011, with respect to the financial statements and supplemental schedule included in the Annual Report of Meridian Bioscience, Inc. Savings and Investment Plan on Form 11-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of Meridian Bioscience, Inc. on Form S-8 (File No. 333-155703, effective November 26, 2008).
/s/ Grant Thornton LLP
Cincinnati, Ohio
June 29, 2011